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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CBT Group PLC:

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3, No. 333-24181) and related Prospectus of CBT Group PLC for the registration of 35,680 American Depositary Shares and to the incorporation by reference therein of our report dated January 20, 1997, with respect to the consolidated financial statements of CBT Group PLC included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young, Chartered
                                              Accountants

Dublin, Ireland

April 14, 1997.